Exhibit 10.23

554 Briscoe Blvd., Lawrenceville, Georgia 30045
PH: (866) 843-1348 FX: 505-212-0296

Letter of Intent to Lease a Fleet of
FF-1080-300 Freight Feeder Aircraft

As per previous communications between Furia Organization Inc. and Fronthaul Intermodal. LLC (Fronthaul Intermodal) located at 2233 Ridge Road, Suite 102, Rockwall, TX 75087, and Utilicraft Aerospace Industries, Inc., (UTILICRAFT) located at Double Eagle II Airport, Albuquerque, NM, USA, it is the intention of Fronthaul Intermodal to lease 10 (ten) FF-1080-300 Freight Feeder-Commercial Freight Aircraft (the Aircraft), with an option to lease an additional 10 (ten) Aircraft. Fronthaul Intermodal intends to operate the Aircraft under contract with a U.S. licensed freight aircraft operator. UTILICRAFT will assist in providing such an operator to Fronthaul Intermodal. Fronthaul Intermodal may also, contract air operations outside of the U.S for overseas operations.

3.0          FF-1080-300 ER Specifications

3.1           As part of the terms and conditions of the Aircraft lease contemplated by this LOI, and in-order to facilitate the range/payload requirements of Fronthaul Intermodal’s region of operation, UTILICRAFT agrees to build and certify the Extended Range (ER) version of the FF-1080-300 Aircraft, which will provide an operating range payload of 20,000 lb / 2,000 nm, plus IFR reserves. The attached Aircraft Specification attached to this LOI is for the standard -300 version of the Aircraft, which describes the basic Aircraft. The FF-1080-300 ER meets the same Specifications as the standard design, with an increase to 80,000 lb Gross Weight, to accommodate the additional fuel required to meet the ER’s 20,000 lb / 2,000 nm range payload requirement.

4.0          Lessor Purchase Price

4.1           The long-term lease terms and conditions will be negotiated by Fronthaul Intermodal and the Lessor of its choosing. UTILICRAFT will sell the Aircraft to the Lessor (once selected by Fronthaul Intermodal) for a purchase price of $13,500,000 USD, FOB per Aircraft for 10 Aircraft totaling $130,500,000 plus tax, shipping and transportation costs, and all other costs associated with U.S. and international law and requirements. The purchase price may be adjusted downward, in the event that Fronthaul Intermodal, or the Lessor, makes direct lease agreements with suppliers of certain components of the Aircraft, including engines and avionics, by UTILICRAFT’s cost for such components.

5.0          Payment

5.1           UTILICRAFT will be paid by the Lessor, by making progress payments on each aircraft being produced as per the to-be-negotiated Aircraft Purchase Agreement between UTILICRAFT and the Lessor.

5.2          UTILICRAFT will pay a 10% commission to an aircraft brokerage company, of UTILICRAFT’s choosing, totaling $13,500,000 if such a broker is required to acquire a suitable aircraft Lessor for Fronthaul Intermodal. Payment will be made to the aircraft broker, by UTILICRAFT, simultaneously with the delivery of each Aircraft.

5.3           Actual Delivery Dates of specific Aircraft by date and serial number are to-be-negotiated by UTILICRAFT and the Lessor, according to the UTILICRAFT Aircraft Purchase Agreement.

5.4           The anticipated delivery dates and serial numbers of the 10 Aircraft (and 10 option Aircraft) will be determined in the TBN Aircraft Purchase Agreement.

5.5          Fronthaul Intermodal understands that pricing and final delivery schedules will be subject to increases and decreases specifically in regards to the bulleted items presented below, and that all pricing and delivery scheduling is subject to final written negotiations between the to-be-selected Lessor and UTILICRAFT.

•      Subassembly subcontractor fully burdened labor rates and subassembly delivery schedules;

•      Costs of materials and purchased parts as per invoice and availability schedules;

•      FAA Certification delays;

•      Costs of living increases (if any); and,

•      UTILICRAFT overhead cost.

5.6           Fronthaul Intermodal understands that UTILICRAFT intends to pass on all savings and increases (if any) on current projected rates and costs to the Lessor, once final negotiations have taken place with all suppliers and subcontractors.

6.0          Deposit

6.1           In order to maintain the Aircraft delivery positions of Aircraft associated with this Letter of Intent, Fronthaul Intermodal will provide to UTILICRAFT a “good faith” deposit of $10,000 USD. Additionally, upon entering into a Lease arrangement with a Lessor of its choosing, Fronthaul Intermodal shall deposit an additional $90,000 (an aggregate of $100,000 USD) , which will be kept in escrow by Godwin Pappas, LLC, in Dallas TX, USA, until the Aircraft are being produced as such time the deposit will be applied to the purchase price as per the terms and conditions of the Aircraft Purchase Agreement Anything to the contrary hereincontained notwithstanding, it is understood and agreed that all or any part of the deposit herein before referred may be made by delivery of a Letter of Credit drawn on an American Bank in good standing.

6.2           The above mentioned Deposit is fully refundable to Fronthaul Intermodal if UTILICRAFT or Fronthaul Intermodal fails, or is unable, to fulfill their respective intentions contemplated by this LOI, or if Fronthaul Intermodal does not enter into a lease arrangement with a Lessor of its choosing, or does not contract with an aircraft operator to operate the Aircraft.

7.0          Aircraft Development and Delivery Timelines (see attached schedules)

7.1           UTILICRAFT has conducted over 15 years of research and development on the FF-1080 Aircraft. Extensive and detailed CAD engineering has been completed on the Aircraft, which will allow UTILICRAFT to bring the Aircraft into production in 2006. The Prototype test aircraft is currently under construction and is expected to be completed in 3rd quarter 2006.

7.2           First deliveries of the Aircraft can be as early as fourth-quarter 2007, depending on customer requirements and expedited financing for their Aircraft.

8.0          Current Management

8.1           Fronthaul Intermodal requires, as a condition for this Letter of Intent and the Aircraft Purchase Agreement contemplated by this Letter of Intent to remain valid and in effect, that Mr. John J. Dupont (President and CEO), and his management team, remain in majority ownership or control of Utilicraft Aerospace Industries, Inc., its successors and assigns.

ONCE ACCEPTED AND APPROVED BY UTILICRAFT AND FRONTHAUL INTERMODAL, THIS LETTER OF INTENT SERVES TO SECURE THE AIRCRAFT DELIVERY POSITIONS IDENTIFIED IN THIS LETTER OF INTENT.

For Furia Organization and Fronthaul Intermodal, LLC

Accepted and Approved

2-16-06
Michael Alexander - President	Date

For Utilicraft Aerospace Industries, Inc.,

Accepted and Approved

John J. Dupont-President, CEO	Date February 15, 2006

INTENTIONALLY LEFT BLANK

Attachments Follow on Pages 4 thru 11

Utilicraft FF-1080 Development Program
Current Status as of January 2006

INTENTIONALLY LEFT BLANK

Utilicraft Aerospace Industries, Inc.

(Minimum Production Rate)
FF-1080 PRODUCTION AND DELIVERY SCHEDULE

Production Serial Nos.	001 To	13	37	61	121	217	337
	12	36	60	120	216	336	528

PRODUCTION SCHEDULE

Months	Rate/Month	Rate/Month	Rate/Month	Rate/Month	Rate/Month	Rate/Month	Rate/Month
1		2	2	5	8	10	16
2		2	2	5	8	10	16
3		2	2	5	8	10	16
4		2	2	5	8	10	16
5		2	2	5	8	10	16
6		2	2	5	8	10	16
7	2	2	2	5	8	10	16
8	2	2	2	5	8	10	16
9	2	2	2	5	8	10	16
10	2	2	2	5	8	10	16
11	2	2	2	5	8	10	16
12	2	2	2	5	8	10	16
Weekly Production Rate	0.25	0.50	0.50	1.25	2.00	2.50	4.00
Annual Production Rate	12	24	24	60	96	120	192
Total Aircraft Produced	12	36	60	120	216	336	528
Production Lot Number	Lot No. 1A	Lot No. 1	Lot No. 2	Lot No. 3	Lot No. 4	Lot No. 5	Lot No. 6

Initial 36 Aircraft Deliveries
Upon completion of FAA

Confidential and Proprietary

INTENTIONALLY LEFT BLANK

FF-1080-300 Basic Specification
(Confidential and Proprietary to UTILICRAFT)

PROGRAMED STARTED AUGUST 1990 TO DESIGN AND PRODUCE FREIGHT FEEDER CARGO TRANSPORT. HEADQUARTERS AND PROGRAM MANAGEMENT AT GWINNETT COUNTY AIRPORT, LAWRENCEVILLE, GEORGIA.

Type: Twin-turboprop freighter.

Program: Design started 1990; patents filed 1991; original capacity for four LD3 containers increased to ten in 2001. Two flying prototypes planned. Mockup completed end 1999. Construction of preproduction prototype underway; Designed under FAA Part 25 Certification. First flight scheduled June 2006, with FAA certification completed 4th quarter 2007.

Market: Company estimates market for 5,000 such aircraft and is comfortable with its ability to capture most of this market.

Design Features: High-mounted wings, tapered outboard of over-wing engine nacelles; box-section fuselage with ventral pannier; upswept rear fuselage with rear-loading door; angular tail surfaces with large dorsal fin fairing. Onboard freight management system.

Flight Controls: Conventional and manual.

Structure: All-aluminum construction. Fuselage and empennage subassemblies constructed by MetalCraft Technologies, Inc. USA. Wing assemblies M7 Aerospace, USA. Other suppliers include, Pratt and Whitney, Hamilton Standard, Rockwell Collins, Michelin Aircraft, B.F. Goodrich Aerospace, AAR Cargo Systems, Thales Aviation, Shaw Aero, HS Dynamic Controls, Securaplane Technologies, Lord Mounts, Hi-Temp Insulation Inc and General Electrodynamics Corp.

Landing Gear: Dunlop Aerospace - Non-retractable tricycle type; twin nose wheels and tandem pairs of main wheels.

Power Plant: Two Pratt & Whiney Canada PW15O turboprops, each driving a Hamilton Sundstrand six-blade propeller. FADEC fitted as standard.

Accommodation: Flight crew of two - IPECO crew seats. Main cargo hold accommodates up to 10 LD3 containers. Cargo roller floor from AAR Cargo Systems. Large cargo container door on port side, forward of wing; rear-loading door; crew door on port side of flight deck. Flight deck pressurized; main cargo bay un-pressurized. Additional capacity in cargo pannier and nose compartment.

Main Cargo Hold: Main cargo hold accommodates Ten LD3 containers or Five 88” x 125” Main Deck containers or pallets.

Systems: Securaplane smoke detection system; HS Dynamic Controls anti-icing and de-icing systems; electrical system integration by Thales. Shaw Aero Devices fuel management system.

Avionics: Flight and engine displays and autopilot by Rockwell - Collins Pro Line 21 FMS System (similar to King Air 350 System)

Configuration:

Configuration item	FAA Part 25 Certification
Box fuselage	X
70,000 pound MTOGW; 80,000 pound structural design	X
High wing	X
Twin-engine over-wing mounted turboprop	X
Sponsors-mounted fixed dual tandem main gear, fairings optional	X
Flight deck pressurized; main cargo bay un-pressurized.	X
Freight bay accommodates up to ten LD3 containers –or-	X
Up to five A-series containers, loadable only through rear door	X
Payload 20,000 lbs in Containers (10 tons).	X
Cargo roller floor from AAR Cargo Systems.	X
Large cargo sliding door on port side, forward of wing	X
Aft-hinged rear-loading door openable in flight	X
Crew door through pressure bulkhead.	X
Belly pod for bulk freight	X
Bulk freight section in nose compartment	X
Crew protective bulkhead	X
Useful Load	36,147	Lbs
Ramp Weight	70,000	Lbs
Flight crew of two	X
Cockpit designed for single pilot operation.	X
IPECO crew seats (plus jump seat)	X

Dimensions:

EXTERNAL
Wing Span	114.7	ft.
Wing Area	1315	Sq Ft
Wing Loading	53.2	ppsf
Power Loading	6.9	pphp
Root Chord	193.32	in
Tip Chord	81.8	in
Average Chord	137.64	in
MAC	145.2	in
Engine CL @ BL	TBD
Length Overall	112.6	ft.
Side Cargo Door: Height	96	in.

Width	102	in
Rear Cargo Door: Height	96	in
Width	100	in.
INTERNAL
Cargo Bay: Length	60	ft.
Max Width	100	in.
Max Height	96	in.
Volume: Cargo Bay	4,000	cu ft.
Belly Pod 440 x 20 x 65	330	cu ft.
Nose Compartment	I93	euft.

INTENTIONALLY LEFT BLANK

Structure:

All-aluminum primary structure	X
Composite aileron skins	X
Composite wing tips, nose, fairings	X
Wings tapered outboard of over-wing engine nacelles	X
Box-section fuselage with ventral pannier	X
Upswept rear fuselage with rear-loading door	X
Cruciform horizontal tail surfaces	X
Large dorsal fin	X
Aerodynamically balanced manual flight controls	X
Frieze ailerons	X
Damage tolerant design	X

Systems:

Onboard freight management system	X
On-board weight and balance system	X
Engine power management system	X

Landing Gear fixed tricycle type	X
Dual nose wheels and dual tandem main wheels	X
Anti-skid system	?

Tail stand extends with rear door opening	X
Cockpit Pressurized
Environmental control system bleed air powered	X
Vapor-cycle cockpit air conditioning	Option
Press and temperature control available for x containers	Option
Freight bay ambient temperature range x °F to yyy °F	?
Engine anti-ice bleed air powered	X
Wing De-ice	X
Primary power 28 VDC, 600 A	X
Sponson-mounted APU optional	X
Avionics – Coillins Pro Line 21 - Integrated Cockpit Displays

EFIS	X
Autopilot	X
TAWS	X
TCAS	X
SATCOM	X
Lightning detection	X
Weather radar	X
FMS	X

Powerplant:

PW150C 5071 SHP, Free turbine, EEC, turboprop engine	5071	SHP
Engine Dry Weight	1585	Ibs
Height	43,5	in
Width	31,0	in
Length	95.4	in

Hamilton Sundstrand NP-2000 Propeller 8 blade, 13.5 ft diameter	910	Ibs
Engine Accessories
Starter-generator
Propeller control Module
Propeller Overspeed Governor
Instruments and sensors
Fuel System Total Quantity - 2490 US Gallons	16,800	lb
Fuel tanks inboard of engines
Single point fueling – pressure and gravity

Airplane Performance:

Cruising Speed:	250	KTAS
Stalling Speed: power off, maximum gross weight
-No flaps	99	KCAS
-With flaps	80	KCAS
(Vme): Min. single-engine control speed	90	KCAS
Take-off Roll –	2,010	ft.
Landing Roll –	1,500	ft.
Max Rate of Climb at S/L:	3,000	ft/min.
Rate of Climb at S/L, OEI:	1,000	ft/min.
Service Ceiling;	34,000	ft.
Service Ceiling, OEI	16,000	ft.
Range; with max fuel	2,000	nm
With Max Payload (20,000 Ibs.):	1,500	nm
Ramp Weight:	70,300	Ibs.
Maximum Takeoff Gross Weight	70,000	Ibs.
Max Landing Weight:	70,000	Ibs.
Useful load: (fuel and containerized freight)	32,000	Ibs.
Range/Payload: 1,500 nm = 8 tons (in containers)	16,000	Ibs.
1,000 nm = 10 tons	20,000	Ibs.

Sample Weight Statement (pounds):

Basic Empty Weight	30,673
Crew (2) with Baggage and publications	400
Unusable Fuel	60
Full Oil	70
Belly Pod	500
Operating Weight Empty	31,703
10 containers, tare weight 215 pounds each	2,150
Basic Operating Weight, 10 LD-3 containers	33,853
CRPS	20,000

Bulk Load	1,747
Payload	21,747
750 NM Trip Fuel, including reserves	8,755
Payload plus fuel	30,502
Takeoff Gross Weight	64,355
Max TO Gross Weight	70,000
Weight Margin	5,645

Center of Gravity:

Forward Limit	5%
Aft limit	40%
MLG location	60%

END